                                                                    EXHIBIT 10.4

                                                               EXECUTION VERSION

              AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET

      This AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET (this "AMENDMENT") is made effective as of December 27, 2004 by and between NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the "COMPANY"), and TOUCAN CAPITAL FUND II, L.P., a Delaware limited partnership ("TOUCAN").

                                    RECITALS

      WHEREAS, the Company and Toucan are party to that certain Binding Convertible Preferred Stock Term Sheet originally dated April 26, 2004 and amended and restated on October 22, 2004 (as so amended and restated, the "CONVERTIBLE PREFERRED STOCK TERM SHEET").

      WHEREAS, concurrently herewith, the Company and its affiliates, if any, and Toucan and its designees, are entering into Amendment No. 3 (the "THIRD AMENDMENT") to that certain Amended and Restated Recapitalization Agreement by and between the parties thereto; and

      WHEREAS, in connection with the Third Amendment, the Company and Toucan desire to amend the Convertible Preferred Stock Term Sheet as provided herein.

                                    AGREEMENT

      NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Toucan agree as follows:

      1. The paragraph of the Convertible Preferred Stock Term Sheet entitled "Warrants:" is hereby amended and restated in its entirety as follows:

      "The Company shall issue $6.75 million in warrant coverage on the first $6.75 million Convertible Preferred Stock purchased for cash (the "Preferred Stock Warrants"). Preferred Stock Warrants shall not be issued upon conversion of notes, exercise of warrants, or other conversion or exercise. The number of warrants to be so issued shall be determined on the basis of $0.10 per share. If the total of $6.75 million is invested in Convertible Preferred Stock, the number of warrants issued shall be exercisable for 67.5 million shares of Convertible Preferred Stock. The exercise price of such Preferred Stock Warrants shall be the lesser of $0.10 per share (subject to adjustment for stock splits, stock dividends and the like) and 35% discount to the average closing price during the twenty trading days prior to the First Closing; provided, however, that in no event will the exercise price be less than $.04 per share (subject to adjustment for stock splits, stock dividends and the like). The exercise period shall commence upon issuance of the Preferred Stock Warrants, and shall continue for a period of seven (7) years after their respective issuance dates."

      2. The thirteenth bullet in the paragraph entitled "Conditions to Closing" of the Convertible Preferred Stock term Sheet is hereby deleted in its entirety and shall not be a

                                                               EXECUTION VERSION

condition precedent to the obligation of any Investor to Purchase Convertible Preferred Stock from the Company.

      3. Unless specifically modified or changed by the terms of this Amendment, all terms and conditions of the Convertible Preferred Stock Term Sheet shall remain in effect and shall apply fully as described and set forth in the Convertible Preferred Stock Term Sheet.

      4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                                       2.

                                                               EXECUTION VERSION

      The Company and Toucan have executed this AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET as of the day and year first written above.

TOUCAN CAPITAL FUND II, L.P.                NORTHWEST BIOTHERAPEUTICS, INC.

By: /s/ Linda Powers                        By: /s/ Alton Boynton
    ____________________________                _____________________________
Name: Linda Powers                          Name: Alton L. Boynton
Title: Managing Director                    Title: President

                                       3.